UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 27, 2015

Systemax Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	1-13792	11-3262067
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Harbor Park Drive
Port Washington, NY	11050
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 608-7000

Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Systemax Inc. (“Systemax” or the “Company”) is providing the following update to the information set forth in its Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended December 31, 2013 (filed on March 12, 2014) regarding its 2011 internal whistleblower and subsequent investigations. The investigations were initiated by the discovery of the activities of Gilbert Fiorentino and Carl Fiorentino while they were senior executives of the Company’s North American Technology Products Group (“NATPG”) prior to the termination of their employment in April 2011.

As disclosed in the Form 10-K, the 2011 original internal whistleblower investigation was conducted by the Company’s independent Audit Committee of the Board of Directors, with the assistance of independent outside counsel. This internal investigation determined that the issues giving rise to the allegations did not have a material impact on Systemax’s previously reported financial results and were limited to the Company’s Miami operations. Further, this whistleblower investigation and subsequent consolidated financial statement audits and internal control attestations under the Sarbanes-Oxley Act (“SOX”) by its independent auditors did not result in any restatement of any historical consolidated financial statements nor did any of these result in the identification of any material weaknesses.

On June 21, 2011 the Company received notice that the Securities and Exchange Commission (“SEC”) had initiated a formal investigation into the matters discovered by the Audit Committee’s internal investigation. In September 2012, Gilbert Fiorentino was charged with and settled the SEC’s charges by paying a fine and consenting to a permanent bar from serving as an officer or director of any public company, and agreed to a permanent injunction from further violations of the antifraud and other provisions of the federal securities laws. The Company fully cooperated with the SEC in its formal investigation and in February 2013 the SEC advised the Company that it had concluded its investigation and would not be recommending that any action be taken against the Company. This SEC investigation did not result in any restatement of any historical consolidated financial statements nor did it result in the identification of any material weaknesses.

On November 20, 2014 the U.S. Attorney’s Office (“USAO”) announced that Gilbert Fiorentino and Carl Fiorentino were charged by separate criminal informations for their participation in a scheme to obtain more than $9 million in kickbacks and other benefits, and to conceal this illicit income from the IRS, while employed as senior executives at the Company’s NATPG. On December 2, 2014, the USAO announced that Gilbert Fiorentino and Carl Fiorentino had pled guilty to various charges and it is anticipated that they will be sentenced during March 2015.

On January 27, 2015, the senior financial officer of the Company’s NATPG testified before a federal grand jury in the Southern District of Florida pursuant to a subpoena. The USAO has not advised the Company as to the nature or scope of the grand jury proceeding. Further, the Company’s Audit Committee, with the assistance of independent outside counsel, is cooperating with a current investigation by the USAO into allegations arising from the Fiorentino investigation regarding possible executive officer conflicts of interest and conduct related to internal controls and books and records. The Company’s independent accountants have also received a grand jury subpoena to appear and submit documents in that regard. The Company does not currently believe these matters have had or will have any material effect on the Company’s previously reported consolidated financial results. However, it is not possible at this time to predict when the current investigation will be completed; what subject(s) will be investigated; what actions, if any, may be taken by the government as a result of its investigation; or whether any of these matters will have a material adverse impact on the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYSTEMAX INC.
Date: January 30, 2015

	By:	/s/ Eric Lerner
Eric Lerner Senior Vice President

4